Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190871, 333-195471, 333-200170, 333-231760, 333-232568, 333-248088 and 333-251225) and in the Registration Statement on Form S-3 (No. 333-252864) of our report dated March 11, 2022 relating to the financial statements of AudioEye, Inc. (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 11, 2022